Exhibit 99.1

BANCTRUST FINANCIAL GROUP ANNOUNCES

THIRD QUARTER 2006 EARNINGS AND APPOINTMENT

OF TWO NEW DIRECTORS

Mobile, Alabama, October 20, 2006----BancTrust Financial Group, Inc. (Nasdaq: BTFG) announced today that it had income from continuing operations for the third quarter of 2006 of $3.421 million which compared to $3.455 million reported for the third quarter of 2005.

Income from continuing operations in the first nine months of 2006 was $11.041 million compared to $9.614 million in the first nine months of 2005, an increase of 14.8%. Basic and diluted earnings per share from continuing operations were $0.99 and $0.98, respectively, in the first nine months of 2006 compared to basic and diluted earnings per share from continuing operations of $0.87 and $0.86, respectively, for the same period last year.

The net interest margin (tax equivalent) in the third quarter of 2006 was 4.59% compared to 4.83% in the third quarter of 2005. The year-to-date net interest margin (tax equivalent) for the first nine months of 2006 was 4.71% compared to 4.77% for the first nine months of 2005. A provision for loan losses of $2.58 million was added to the allowance for loan losses in the first nine months of 2006 compared to a $4.49 million provision in the same period last year. At September 30, 2006, the ratio of the allowance for loan losses to total loans was 1.46% compared to 1.34% a year ago. During the first nine months of 2006, the ratio of loans charged-off (annualized) to average loans was 0.28%, compared to 0.11% for the same period last year. The ratio of nonperforming assets to total assets stood at 0.58% at September 30, 2006 compared to 0.53% at September 30, 2005.

Total assets at September 30, 2006 were $1.312 billion compared to $1.305 billion at December 31, 2005. Average loans through September 30, 2006 were $997 million compared to $938 million for the first nine months of 2005. Average deposits through September 30, 2006 were $1.033 billion compared to $990 million through September 30, 2005.

On October 18, 2006, the BancTrust Board of Directors declared a fourth quarter 2006 dividend of $0.13 per share, payable January 2, 2007 to shareholders of record as of December 15, 2006.

On October 18, 2006, the Board of Directors of BancTrust Financial Group, Inc. elected Clifton C. Inge, Jr. of Mobile, Alabama and Tracy Conerly of Destin, Florida as directors, effective October 18, 2006. Mr. Inge currently serves as CEO of IPC Industries, Inc. Ms. Conerly is a CPA and partner with Carr, Riggs, & Ingram, LLP.

BancTrust provides banking services through 21 offices in the southern half of Alabama and 9 offices throughout Northwest Florida. During the third quarter BancTrust opened new offices in the Spring Hill area of Mobile, Alabama and on the western part of Panama City Beach, Florida. BancTrust is currently building 3 new offices that it plans to open in 2007. The new locations are in Fairhope, Alabama, Port St. Joe, Florida and DeFuniak Springs, Florida. In addition to banking services, BancTrust provides trust, investment, insurance, brokerage and financial planning services through its affiliates BancTrust Company and BancTrust Financial Services.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words like "expect," "may," "could," "intend," "project," "estimate," "anticipate," "should," "will," "plan," "believe," "continue," "predict," "contemplate" and similar expressions. Such forward-looking statements are based on information presently available to BancTrust's management and are subject to various risks and uncertainties, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval for any proposed acquisitions; costs or difficulties related to the integration of BancTrust's businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust's SEC reports and filings under "Cautionary Note Concerning Forward-Looking Statements" and "Risk Factors." You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005		2006	2005

EARNINGS:
Interest revenue	$22,743	$19,144		$65,254	$52,513
Interest expense	9,609	5,607		25,431	14,407

Net interest revenue	13,134	13,537		39,823	38,106

Provision for loan losses	1,199	1,821		2,582	4,488
Non-interest revenue	3,288	2,860		8,743	7,987
Securities gains (losses), net	0	40		(44)	125
Intangible amortization	187	187		561	561
Other non-interest expense	9,873	9,178		28,851	26,888
Income from continuing operations before income taxes	5,163	5,251		16,528	14,281
Income tax expense	1,742	1,796		5,487	4,667
Income from continuing operations	3,421	3,455		11,041	9,614

Discontinued operations
Income from discontinued operations before income taxes	0	92		0	575
Gain on sale of discontinued operations before income taxes	0	2,411		0	2,411
Total income from discontinued operations before income taxes	0	2,503		0	2,986
Income tax expense	0	966		0	1,144
Income from discontinued operations	0	1,537		0	1,842

Net income	$3,421	$4,992		$11,041	$11,456

Earnings per share:
From continuing operations
Basic	$0.31	$0.31		$0.99	$0.87
Diluted	0.30	0.31		0.98	0.86

From discontinued operations
Basic	$0.00	$0.14		$0.00	$0.16
Diluted	0.00	0.14		0.00	0.16

Total
Basic	$0.31	$0.45		$0.99	$1.03
Diluted	0.30	0.45		0.98	1.02

Cash dividends declared per share	$0.13	$0.13		$0.39	$0.39

Book value per share	$12.43	$11.62		$12.43	$11.62

Common shares outstanding	11,156	11,134		11,156	11,134
Basic average shares outstanding	11,156	11,124		11,148	11,093
Diluted average shares outstanding	11,338	11,203		11,297	11,183

STATEMENT OF CONDITION:	09/30/06	12/31/05		09/30/05
Cash and cash equivalents	$86,133	$86,384		$85,002
Securities available for sale	122,811	132,354		130,541
Loans	997,761	993,352		995,166
Allowance for loan losses	(14,530)	(14,013)		(13,358)
Intangible assets	45,192	45,754		45,949
Other assets	74,153	61,666		52,977
Total assets	$1,311,520	$1,305,497		$1,296,277

Deposits	$1,062,982	$1,041,845		$1,050,300
Short term borrowings	3,797	8,595		10,297
FHLB borrowings and long term debt	97,000	109,500		93,500
Other liabilities	9,071	14,518		12,795
Shareholders' equity	138,670	131,039		129,385
Total liabilities and shareholders' equity	$1,311,520	$1,305,497		$1,296,277

	Quarter Ended			Year-to-Date
	09/30/06	09/30/05		09/30/06	09/30/05
AVERAGE BALANCES:
Total assets	$1,299,702	$1,282,900		$1,291,325	$1,263,755
Earning assets	1,152,668	1,140,821		1,147,311	1,087,530
Loans	1,011,506	982,716		997,132	938,379
Deposits	1,041,932	1,016,167		1,033,384	989,519
Shareholders' equity	137,347	129,371		135,234	126,255

PERFORMANCE RATIOS: YTD

Return on average assets	1.04%	1.54%	*	1.14%	1.21%	*
Return on average equity	9.88%	15.31%	*	10.92%	12.13%	*
Net interest margin (tax equivalent)	4.59%	4.83%		4.71%	4.77%
Efficiency ratio	60.53%	56.02%	*	59.86%	58.52%	*
			*Includes income from discontinued operations
ASSET QUALITY RATIOS:

Ratio of nonperforming assets to total assets				0.58%	0.53%
Ratio of allowance for loan losses to total loans, net of unearned income				1.46%	1.34%
Net loans charged-off to average loans (annualized)				0.28%	0.11%
Ratio of ending allowance to total non-performing loans				232.82%	207.26%

CAPITAL RATIOS:

Average shareholders' equity to average total assets				10.47%	9.99%
Dividend payout ratio				39.39%	37.86%

For additional information contact: F. Michael Johnson (251) 431-7813.